Exhibit 1.1

D.R. HORTON, INC.

$500,000,000 4.000% Senior Notes due 2020

UNDERWRITING AGREEMENT

February 4, 2015

Citigroup Global Markets Inc.

As Representative of the several Underwriters

listed in Schedule A hereto

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

D.R. Horton, Inc., a Delaware corporation (the “Company”), proposes to issue and sell $500,000,000 aggregate principal amount of its 4.000% Senior Notes due 2020 (the “Notes”) to Citigroup Global Markets Inc. (the “Representative”) and the other underwriters listed on Schedule A hereto (each, an “Underwriter” and collectively, the “Underwriters”). The Notes are to be issued pursuant to the provisions of an Indenture dated as of May 1, 2012 (the “Base Indenture”) and a supplemental indenture to be dated as of the Closing Date (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) among the Company, the Guarantors (as defined below) and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”). The Company’s obligations under the Indenture and the Notes will be unconditionally guaranteed (the “Guarantees”), jointly and severally, by each of the subsidiaries of the Company listed on the signature pages hereof (the “Guarantors”). The Company and the Guarantors are collectively referred to herein as the “Issuers,” and the Notes and the Guarantees are collectively referred to herein as the “Securities.”

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the published rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (No. 333-184065), including a base prospectus relating to the Securities. The registration statement at the time it became effective on September 24, 2012, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement.” The base prospectus dated September 24, 2012 (the “Base Prospectus”), as supplemented by the prospectus supplement dated February 4, 2015 relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with confirmation of sales of the Securities (the “Prospectus Supplement”) is hereinafter referred to as the “Prospectus.”

The Base Prospectus, as supplemented by the preliminary prospectus supplement dated February 4, 2015 relating to the Securities and used prior to the filing of the Prospectus (the “Preliminary Prospectus Supplement”) is hereinafter referred to as the “Preliminary Prospectus.” Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus (the “Incorporated Documents”), and, except as otherwise indicated, when reference is made to information “in” (including by use of the terms “set forth in,” “described in” and similar terms) the Preliminary Prospectus, the Prospectus or the Registration Statement, such reference shall be deemed to include information incorporated by reference in the Preliminary Prospectus, the Prospectus or the Registration Statement, as the case may be.

At or prior to 2:22 p.m. (Eastern time) on February 4, 2015, the time you have informed us as the time when sales of the Securities may be first made by the Underwriters in the offering (the “Time of Sale”), the following information (collectively with the information referred to in the next succeeding sentence, the “Time of Sale Information”) was delivered in connection with such sales or was filed with the Commission: the Preliminary Prospectus and each “free writing prospectus” (as defined pursuant to Rule 405 under the Act) listed on Exhibit A hereto.

2. Agreements To Sell and Purchase. The Company agrees to issue and sell, and, on the basis of the representations and warranties contained in this Underwriting Agreement (the “Agreement”) and subject to its terms and conditions, each Underwriter agrees, severally and not jointly, to purchase from the Company the aggregate principal amount of the Notes set forth opposite such Underwriter’s name on Schedule A hereto at an aggregate purchase price of 99.400% of the principal amount thereof ($497,000,000), plus accrued interest, if any, from February 9, 2015 to the date of payment and delivery (collectively, the “Purchase Price”).

3. Terms of Public Offering. The Company is advised by the Underwriters that the Underwriters propose to make a public offering of the Securities as soon after the execution and delivery of this Agreement as in the judgment of the Underwriters is advisable on the basis set forth in the Time of Sale Information and the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter for the purpose of any offers and sales of Securities outside the United States.

4. Delivery and Payment. Delivery to the Underwriters of and payment for the Securities shall be made at 10:00 A.M., New York City time, on February 9, 2015 (the “Closing Date”), at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by agreement between you and the Company.

Certificates for the Securities shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Certificates in definitive form evidencing the Securities shall be delivered to you on the Closing Date with any transfer taxes thereon duly paid by the Company, for the account of the Underwriters, against payment of the Purchase Price therefor by wire or certified or official bank checks payable in Federal funds to the order of the Company. If the Securities will be issued in book-entry form, the Company shall deposit the global certificate(s) representing the Securities with The Depository Trust Company (“DTC”), or its designated custodian, on the Closing Date, and the Company will deliver such global certificate(s) to the Underwriters by causing DTC to credit the Securities to the accounts of the Underwriters at DTC against payment therefor as set forth above.

5. Agreements of the Issuers. The Issuers, jointly and severally, agree with each Underwriter as follows:

(a) The Company will comply fully and in a timely manner with the applicable provisions of Rule 424 and Rule 430B under the Act and will file any Issuer Free Writing Prospectus (as defined in Section 6(c)) to the extent required by Rule 433 under the Act.

(b) The Issuers will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of the effectiveness of any amendment to the Registration Statement; (ii) of the transmission to the Commission for filing of any supplement to the Prospectus (including any document that would as a result of such filing become an Incorporated Document) or of any Issuer Free Writing Prospectus and to furnish you with copies thereof; (iii) of the receipt of any comments from the Commission that relate to the Registration Statement or of any request by the Commission for amendment of or a supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation or the threatening of any proceeding for such purpose or of the Company’s becoming the subject of a proceeding pursuant to Section 8A of the Act; and (v) within the period of time referred to in paragraph (e) below, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Time of Sale Information or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement, the Time of Sale Information or the Prospectus (as then amended or supplemented) in order to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Time of Sale Information or the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification shall be issued, the Issuers will promptly use their best efforts to obtain the withdrawal of such order at the earliest possible time.

(c) The Issuers will furnish to you, without charge, (i) five copies of the registration statement as originally filed with the Commission and of each amendment thereto, including all exhibits thereto, (ii) such number of copies of the Preliminary Prospectus, each Issuer Free Writing Prospectus, the Prospectus and any amendment or supplement thereto as you may reasonably request, (iii) such number of copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request, (iv) such number of copies of the Incorporated Documents, without exhibits, as you may request, and (v) five copies of the exhibits to the Incorporated Documents.

(d) The Issuers will not use or file any Issuer Free Writing Prospectus not included in the Time of Sale Information, file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in paragraph (e) below, file any document which upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be used or filed, you shall reasonably object.

(e) As soon as possible after the execution and delivery of this Agreement and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or any dealer, the Issuers will expeditiously deliver to the Underwriters and each dealer, without charge, as many copies of the Preliminary Prospectus and the Prospectus (and of any amendment or supplement thereto) and each Issuer Free Writing Prospectus as you may reasonably request. The Issuers consent to the use of the Preliminary Prospectus, any Issuer Free Writing Prospectus, the use of which is permitted hereby, and the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Securities are offered by any Underwriter and by all dealers to whom Securities may be sold, both in connection with the offering and sale of the Securities and, in the case of the Prospectus, for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or any dealer.

(f) (1) If during the period of time referred to in paragraph (e) above any event shall occur as a result of which, in the judgment of the Issuers or the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with the Act or any other law, the Issuers will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to the Underwriters and to such dealers as you shall specify such number of copies thereof as the Underwriters or such dealers may reasonably request and (2) if at any time prior to the Time of Sale (i) any event shall occur or condition shall exist as a result of which, in the judgment of the Issuers or the Underwriters, the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with the Act or any other law, the Issuers will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission (to the extent required) an appropriate amendment or supplement to the Time of Sale Information so that the statements in the Time of Sale Information, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Time of Sale Information will comply with law, and to furnish to the Underwriters and to such dealers as you shall specify such number of copies thereof as the Underwriters or such dealers may reasonably request.

(g) The Issuers will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Securities for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that in no event shall any Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Issuers will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the date of the Prospectus and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder, and will advise you in writing when such statement has been made available.

(i) During the period of five years hereafter, the Issuers will furnish to you as soon as available, to the extent not otherwise available on the Commission’s website, a copy of all public materials furnished by the Company to its stockholders and all public reports and financial statements furnished by the Company to the principal national securities exchange upon which the common stock of the Company may be listed pursuant to requirements of or agreements with such exchange or to the Commission.

(j) The Company will apply the net proceeds from the sale of the Securities in accordance with the description set forth in the Time of Sale Information and the Prospectus under the caption “Use of Proceeds.”

(k) Neither the Company nor any of its subsidiaries has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(l) The Issuers, jointly and severally, will pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the

Registration Statement (including financial statements and exhibits), and all amendments and supplements thereto prior to or during the period specified in paragraph (e) above, (ii) the preparation of the Indenture, the issuance of the Notes and the fees of the Trustee, (iii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Prospectus, each Issuer Free Writing Prospectus, the Prospectus and all amendments or supplements thereto during the period specified in paragraph (e) above, (iv) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Securities (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (v) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (vi) filings and clearance with the Financial Industry Regulatory Authority in connection with the offering (including the reasonable fees and disbursements of counsel for the Underwriters relating thereto), (vii) the listing, if any, of the Securities on any national securities exchange and (viii) furnishing such copies of the Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Underwriters or by dealers to whom Securities may be sold.

(m) The Issuers will not during the period beginning on the date hereof and continuing to and including the date which is 30 days after the date hereof, offer, sell, contract to sell or otherwise dispose of any debt securities of any of the Issuers or any warrants, options or other rights to purchase or acquire debt securities of any of the Issuers or any securities convertible into or exchangeable for debt securities of any of the Issuers (other than the Securities), without the prior written consent of the Representative.

(n) The Issuers will use their best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Issuers prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

(o) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

6. Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to each Underwriter that:

(a) Each preliminary prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any preliminary prospectus.

(b) The Time of Sale Information at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information relating to an Underwriter contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Underwriter specifically for inclusion therein.

(c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Exhibit A hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Time of Sale Information accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d) The Company was at the time of initial filing of the Registration Statement and at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Act, a “well-known seasoned issuer” (as defined in Rule 405 under the Act) eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as defined in Rule 405 under the Act) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Act) and was filed not earlier than the date that is three years prior to the Closing Date (as defined in Section 4). The Registration Statement has become effective and at the date of the Prospectus (if different), including at the date of any post-effective amendment or supplement, the Registration Statement will comply in all material respects with the provisions of the Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus (and any supplements or amendments thereto) will at all such times comply in all material respects with the provisions of the Act and will not at any such time contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information relating to an Underwriter contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Underwriter specifically for inclusion therein.

(e) The Incorporated Documents, at the time they were filed with the Commission complied, or, to the extent such documents were subsequently amended prior to the date hereof, at the time so amended complied, in all material respects with the requirements of the Act or the Securities Exchange Act of 1934, as amended, and the published rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), as applicable, and such documents do not on the date hereof, and will not at the Closing Date, contain an untrue statement of a material fact and do not on the date hereof, and will not at the Time of Sale or on any Closing Date, omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The financial statements (including the related notes and supporting schedules) in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the consolidated financial position and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except for changes in accounting principles described therein.

(g) PricewaterhouseCoopers LLP, who has reported on the financial statements of the Company, is a registered independent public accounting firm with respect to the Company and its subsidiaries as required by the Act and, to the Company’s knowledge, is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted pursuant thereto.

(h) The Company and each of its subsidiaries have been duly formed and are validly existing in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification except where the failure to so qualify, singly or in the aggregate, would not have a Material Adverse Effect, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged. A “Material Adverse Effect” means any material adverse effect on the financial condition, results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

(i) The Company has an authorized capitalization as set forth in the Time of Sale Information and the Prospectus; and all of the issued equity interests of each subsidiary of the Company have been duly authorized and validly issued and, as to shares of capital stock of any corporation constituting a subsidiary, are fully paid and non-assessable and (except for directors’ qualifying shares as disclosed in the Registration Statement and the Time of Sale Information or minority interests in non-Guarantor subsidiaries) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, security interests, equities or any other claim of any third party other than restrictions on transfer imposed by applicable securities laws.

(j) The execution, delivery and performance of this Agreement, the Indenture and the Securities by the Issuers, compliance by the Issuers of all the provisions hereof and thereof and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their property or assets; and except for such consents, approvals, authorizations, registrations or qualifications as may be required under the Act or applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by any Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture and the Securities by the Issuers, compliance by the Issuers of all the provisions hereof and thereof and the consummation of the transactions contemplated hereby.

(k) This Agreement has been duly authorized, executed and delivered by the Issuers.

(l) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and, on the Closing Date, will be duly authorized, executed and delivered by the Issuers and will be a valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(m) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to each Underwriter against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(n) The Guarantees have been duly authorized and, upon endorsement on the Notes by the Guarantors, execution and authentication of the Notes in accordance with the provisions of the Indenture and delivery of the Notes to each Underwriter against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(o) The Securities and the Indenture conform in all material respects to the description thereof in the Time of Sale Information and the Prospectus.

(p) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements in the Time of Sale Information and the Prospectus, any loss or interference with the business of the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus, resulting in a Material Adverse Effect; and, since such date, there has not been any change in the capital stock (other than (i) the issuance of shares of Common Stock upon exercise of options, rights and awards described as outstanding in, (ii) the grant of options, rights and awards under existing equity incentive plans described in, and (iii) the issuance of shares of Common Stock under our employee stock purchase plan described in the Time of Sale Information and the Prospectus) or material change in the long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus.

(q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(r) The Company and its subsidiaries own the items of real property and personal property purported to be owned by them which are material to the conduct of the business of the Company and its subsidiaries taken as a whole, free and clear of all liens, encumbrances and defects, except such as are described in the Time of Sale Information and the Prospectus or such as would not have a Material Adverse Effect. All real property held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are described in the Time of Sale Information and the Prospectus or such as would not have a Material Adverse Effect.

(s) Except as described in the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which are reasonably likely to have a Material Adverse Effect; and to the Issuers’ knowledge, no such proceedings are threatened by governmental authorities or by others.

(t) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied. The Company is not an “ineligible issuer” as defined under Rule 405 of the Act.

(u) To the Issuers’ knowledge, all real property owned (either presently or at any time in the past) or presently leased by the Company and its subsidiaries in connection with the operation of their business, including, without limitation, any subsurface soils and ground water (collectively, the “Realty”), is free of contamination from any substance or material presently known to be toxic or hazardous, including, without limitation, any radioactive substance, methane, volatile hydrocarbons or industrial solvents (each, a “Hazardous Substance”), which could reasonably be expected to materially impair the beneficial use thereof by the Company and its subsidiaries or constitute or cause a significant health, safety or other environmental hazard to occupants or users (except for contaminations which would not have a Material Adverse Effect); and to the Issuers’ knowledge, the Realty does not contain any underground storage or treatment tanks, active or abandoned water, gas or oil wells, or any other underground improvements or structures, other than the foundations, footings or other supports for the improvements located thereon, the presence of which would have a Material Adverse Effect. Notwithstanding the foregoing, Hazardous Substances shall be deemed not to include any supplies or substances maintained, used, stored or held on the Realty which are (i) naturally occurring, (ii) installed by public utilities or (iii) used in the ordinary course of the Company’s or its subsidiaries’ business, provided that such supplies or substances are stored, used, maintained and held in all material respects in accordance with any applicable governmental requirements and with restrictions, conditions and standards suggested by the manufacturer and the Company’s insurance carriers.

(v) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses.

(w) The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses the absence of which would have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others which could reasonably be expected to have a Material Adverse Effect.

(x) There are no contracts or other documents which are required to be described in the Time of Sale Information and the Prospectus or filed as exhibits to the Registration Statement by the Act which have not been described in the Time of Sale Information and the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Act.

(y) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Issuers’ knowledge, is imminent which could reasonably be expected to have a Material Adverse Effect.

(z) The Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, except where the failure to do so has not had and would not reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does any Issuer have any knowledge of any tax deficiency which would reasonably be likely to have) a Material Adverse Effect.

(aa) Since the date as of which information is given in the Time of Sale Information and the Prospectus, and except as may otherwise be disclosed or contemplated in the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has (i) entered into any material transaction not in the ordinary course of business or (ii) declared or paid any dividend on its capital stock (other than payment of dividends whose declaration was so disclosed), and, from the date of the Prospectus, neither the Company nor any of its subsidiaries has incurred any liability other than in the ordinary course of business that is material to the Company and its subsidiaries taken as a whole.

(bb) The Company is in compliance with Section 13(b)(2) of the Exchange Act and Rule 13a-15 under the Exchange Act. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc) The Company is not in violation of, and none of its subsidiaries is in a material violation of, their respective organizational documents. Neither the Company nor any of its subsidiaries (i) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject as a result of which default there would be a Material Adverse Effect or (ii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business which violation or failure would have a Material Adverse Effect.

(dd) Neither the Company nor any of its subsidiaries is or, after giving effect to the offering and sale of the Securities, will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(ee) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other payment, in each case under this clause (iv), to the extent unlawful.

(ff) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

7. Indemnification.

(a) The Issuers, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the directors, officers, employees, affiliates and agents of each of the foregoing (collectively, the “Underwriter Indemnified Parties”), from and against any and all losses, claims, damages, liabilities and judgments caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages, judgments or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein. The foregoing indemnity agreement shall be in addition to any liability that the Issuers may otherwise have.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their directors, their officers who sign the Registration Statement and any person controlling the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Issuer Indemnified Parties”), to the same extent as the foregoing indemnity from the Issuers to the Underwriter Indemnified Parties but only with reference to information relating to an Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information.

(c) In case any action shall be brought against any indemnified party, based upon the Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against an indemnifying party, the indemnified party shall promptly notify the indemnifying party in writing and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Such indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party and such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representative (in the case of the Underwriter Indemnified Parties) and the Company (in the case of the Issuer Indemnified Parties) and that all such fees and expenses shall be reimbursed as they are incurred). No indemnifying party shall be liable for any settlement of any such action effected without the written consent of the Company (if the Issuers are the indemnifying parties) or the Representative (if the Underwriters are the indemnifying parties) but if settled with such written consent, the indemnifying parties agree to indemnify and hold harmless the indemnified parties from and against any loss or liability by reason of such settlement. An indemnifying party shall not, without the prior written consent of the indemnified parties, effect any settlement of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not contain any admission of guilt in respect of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the compensation received by the Underwriters (based on discount to investors on resale), bear to the sum of such total net proceeds and such compensation. The relative fault of the Issuers and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Issuers or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

The Underwriters confirm and the Issuers acknowledge that the statements with respect to the public offering of the Securities by the Underwriters set forth in the third and eighth (with caption “Short positions”) paragraphs of the section entitled “Underwriting” in the Preliminary Prospectus Supplement and the Prospectus Supplement constitute the only information concerning such Underwriter furnished in writing to the Issuers by or on behalf of such Underwriter specifically for inclusion in the Registration Statement, the Prospectus, Preliminary Prospectus, Issuer Free Writing Prospectus and the Time of Sale Information for all purposes under this Agreement.

8. Conditions of Underwriters’ Obligation. The obligation of the Underwriters to purchase the Securities under this Agreement is subject to the satisfaction of each of the following conditions:

(a) All the representations and warranties of the Issuers contained in this Agreement shall be true and correct as of the Time of Sale and on the Closing Date with the same force and effect as if made on and as of the Time of Sale and on and as of the Closing Date. The Issuers shall have performed or complied with all of their agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

(b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act against the Company in connection with the offering of the Securities shall have been commenced or shall be pending before or threatened by the Commission, (ii) every request for additional information on the part of the Commission shall have been complied with in all material respects and (iii) no stop order suspending the sale of the Securities in any jurisdiction referred to in Section 6(h) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened which would, in your reasonable judgment, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

(c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any Issuer’s debt by any “nationally recognized statistical rating organization,” as such term is defined in Section (3)(a)(62) of the Exchange Act.

(d) (i) Since the date of the latest balance sheet included in the Registration Statement, the Time of Sale Information and the Prospectus there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries taken as a whole, (ii) since the date of the latest balance sheet included in the Registration Statement, the Time of Sale Information and the Prospectus there shall not have been any material change in the capital stock or in the long-term debt of the Company or any of its subsidiaries from that set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus and (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.

(e) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, signed by (i) Donald R. Horton or David Auld and (ii) Bill W. Wheat or William Jeffrey Tebeaux in their capacities as (A) the Chairman of the Board or Chief Executive Officer and President and (B) Chief Financial Officer or Treasurer of the Company, respectively, confirming the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.

(f) The Underwriters shall have received on the Closing Date letters (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Gibson, Dunn & Crutcher LLP, counsel for the Company, in the form previously agreed between such counsel and counsel for the Underwriters.

(g) The Underwriters shall have received on the Closing Date letters, dated the Closing Date, of Cahill Gordon & Reindel llp, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

(h) The Underwriters shall have received letters on and as of the date of this Agreement and the Closing Date, in form and substance satisfactory to you, from PricewaterhouseCoopers LLP, an independent registered public accounting firm, with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Information (including the Preliminary Prospectus) and the Prospectus.

(i) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements in the Time of Sale Information and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus or (ii) since such date there shall not have been any change in the capital stock, net revenues, per share or total amounts of income before extraordinary items or of net income or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

(j) The Issuers shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus as you reasonably may request.

(k) You shall have been furnished with such additional documents and certificates as you or counsel for the Underwriters may reasonably request.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

Any certificate or document signed by any officer of the Issuers and delivered to you or to your counsel shall be deemed a representation and warranty by the Issuers to the Underwriters as to the statements made therein.

9. Default by an Underwriter. If any one Underwriter shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of the Notes set forth opposite their names in Schedule A hereto bears to the aggregate principal amount of the Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriters do not purchase all of the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company except that the provisions of Sections 5(l) and 7 shall at all times be effective and shall survive such termination. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representative shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Representations and Warranties by and Agreements of the Underwriters. Each Underwriter hereby severally represents and warrants to and agrees with the Issuers that:

(a) it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 (other than a free writing prospectus under clause (b) below), (ii) any Issuer Free Writing Prospectus listed on Exhibit A or prepared pursuant to Section 5(d) or Section 6(c) above or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (the approval thereof not being intended in itself to make such free writing prospectus an Issuer Free Writing Prospectus). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Exhibit B hereto without the consent of the Company;

(b) it will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Act; and

(c) it is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period referred to in Section 5(e) above).

11. Termination. This Agreement may be terminated at any time prior to the Closing Date by the Representative by written notice to the Issuers if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries or the earnings, affairs, or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse, (iii)(a) the suspension or limitation of trading in securities of any Issuer by the Commission or on the New York Stock Exchange, or (b) the suspension or material limitation of trading in securities on the New York Stock Exchange or the Nasdaq Stock Market, Inc. or limitation on prices for securities on any such exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and its subsidiaries taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities, or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States and, in the case of clause (i), (ii), (iv) or (vi), that would, in the judgment of the Representative, make it impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus, exclusive of any amendment or supplement thereto.

12. No Fiduciary Duty. The Issuers acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Issuers with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, any Issuer or any other person. Additionally, neither the Representative nor any other Underwriter is advising any Issuer or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each Issuer shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to any Issuer with respect thereto. Any review by the Underwriters of any Issuer, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of any Issuer.

13. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Issuers, to D.R. Horton, Inc., 301 Commerce Street, Suite 500, Fort Worth, Texas 76102, Attention: Chief Financial Officer, and (b) if to the Underwriters, c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, (fax number: +1 (646) 291-1469), Attention: General Counsel, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005-1702 (fax number: (212) 269-5420), Attention: Daniel Zubkoff, or in any case to such other address as the person to be notified may have requested in writing.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors (in their capacities as such) and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of an Underwriter or Underwriter Indemnified Party or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company (in their capacities as such), (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

If this Agreement shall be terminated pursuant to Section 11(iii)(a) of this Agreement or by the Underwriters because of any failure or refusal on the part of any Issuer to perform any of its agreements in this Agreement or to fulfill any of the conditions of Section 8 of this Agreement the Issuers, jointly and severally, agree to reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Underwriters, any controlling persons referred to herein, the other indemnitees referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any Underwriter merely because of such purchase.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed and construed in accordance with the laws of the State of New York.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication including by email in .pdf format), each of which shall be an original and all of which together shall constitute one and the same instrument.

References herein to “your judgment” or “your opinion” shall be deemed to be the judgment or opinion, as the case may be, of the Representative only.

[Signature Pages Follow]

Please confirm that the foregoing correctly sets forth the agreement between the Issuers and the Underwriters.

Sincerely,

D.R. HORTON, INC.

By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

GUARANTORS:

C. RICHARD DOBSON BUILDERS, INC.
CH INVESTMENTS OF TEXAS, INC.
CHI CONSTRUCTION COMPANY
CHTEX OF TEXAS, INC.
CONTINENTAL HOMES, INC.
CONTINENTAL RESIDENTIAL, INC.
D.R. HORTON BAY, INC.
D.R. HORTON CRUCES CONSTRUCTION, INC.
D.R. HORTON, INC. – BIRMINGHAM
D.R. HORTON, INC. – CHICAGO
D.R. HORTON, INC. - DIETZ-CRANE
D.R. HORTON, INC. – FRESNO
D.R. HORTON, INC. – GREENSBORO
D.R. HORTON, INC. – GULF COAST
D.R. HORTON, INC. – HUNTSVILLE
D.R. HORTON, INC. - JACKSONVILLE
D.R. HORTON, INC. – LOUISVILLE
D.R. HORTON, INC. – MINNESOTA
D.R. HORTON, INC. - NEW JERSEY
D.R. HORTON, INC. – PORTLAND
D.R. HORTON, INC. - SACRAMENTO
D.R. HORTON, INC. – TORREY
D.R. HORTON LA NORTH, INC.
D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.
D.R. HORTON MATERIALS, INC.
D.R. HORTON VEN, INC.
DRH CAMBRIDGE HOMES, INC.
DRH CONSTRUCTION, INC.
DRH REGREM XIV, INC.
DRH REGREM XV, INC.
DRH REGREM XVI, INC.
DRH REGREM XVII, INC.
DRH REGREM XVIII, INC.
DRH REGREM XIX, INC.
DRH REGREM XX, INC.
DRH REGREM XXI, INC.
DRH REGREM XXII, INC.
DRH REGREM XXIII, INC.
DRH REGREM XXIV, INC.
DRH REGREM XXV, INC.
DRH SOUTHWEST CONSTRUCTION, INC.
DRH TUCSON CONSTRUCTION, INC.
KDB HOMES, INC.
MEADOWS I, LTD.
MEADOWS II, LTD.
MEADOWS VIII, LTD.
MEADOWS IX, INC.
MEADOWS X, INC.
MELMORT CO.
MELODY HOMES, INC.
SCHULER HOMES OF CALIFORNIA, INC.
SCHULER HOMES OF OREGON, INC.
SCHULER HOMES OF WASHINGTON, INC.
SCHULER MORTGAGE, INC.
SCHULER REALTY HAWAII, INC.
SHLR OF CALIFORNIA, INC.

SHLR OF COLORADO, INC.
SHLR OF NEVADA, INC.
SHLR OF UTAH, INC.
SHLR OF WASHINGTON, INC.
VERTICAL CONSTRUCTION CORPORATION
WESTERN PACIFIC FUNDING, INC.
WESTERN PACIFIC HOUSING, INC.
WESTERN PACIFIC HOUSING MANAGEMENT, INC.

By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

CONTINENTAL HOMES OF TEXAS, L.P.

By:	CHTEX of Texas, Inc., its General Partner

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON MANAGEMENT COMPANY, LTD.
D.R. HORTON - EMERALD, LTD.
D.R. HORTON - TEXAS, LTD.
DRH REGREM VII, LP
DRH REGREM XII, LP

By:	Meadows I, Ltd., its General Partner

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

SGS COMMUNITIES AT GRANDE QUAY, L.L.C.

By:	Meadows IX, Inc., a Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

and

By:	Meadows X, Inc., a Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

DRH CAMBRIDGE HOMES, LLC
D.R. HORTON SERENITY CONSTRUCTION, LLC

By:	D.R. Horton, Inc. - Chicago, its Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

HPH HOMEBUILDERS 2000 L.P.
WESTERN PACIFIC HOUSING, L.P.
WESTERN PACIFIC HOUSING-ANTIGUA, LLC
WESTERN PACIFIC HOUSING-AVIARA, L.P.
WESTERN PACIFIC HOUSING-BOARDWALK, LLC
WESTERN PACIFIC HOUSING-BROADWAY, LLC
WESTERN PACIFIC HOUSING-CANYON PARK, LLC
WESTERN PACIFIC HOUSING-CARMEL, LLC
WESTERN PACIFIC HOUSING-CARRILLO, LLC
WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC
WESTERN PACIFIC HOUSING-COPPER CANYON, LLC
WESTERN PACIFIC HOUSING-CREEKSIDE, LLC
WESTERN PACIFIC HOUSING-CULVER CITY, L.P.
WESTERN PACIFIC HOUSING-DEL VALLE, LLC
WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC
WESTERN PACIFIC HOUSING-LOST HILLS PARK, LLC
WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC
WESTERN PACIFIC HOUSING-MOUNTAINGATE, L.P.
WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC
WESTERN PACIFIC HOUSING-OSO, L.P.
WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC
WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC
WESTERN PACIFIC HOUSING-POINSETTIA, L.P.
WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC
WESTERN PACIFIC HOUSING-ROBINHOOD RIDGE, LLC
WESTERN PACIFIC HOUSING-SANTA FE, LLC
WESTERN PACIFIC HOUSING-SCRIPPS, L.P.
WESTERN PACIFIC HOUSING-SCRIPPS II, LLC
WESTERN PACIFIC HOUSING-SEACOVE, L.P.
WESTERN PACIFIC HOUSING-STUDIO 528, LLC
WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC
WESTERN PACIFIC HOUSING-TORRANCE, LLC
WESTERN PACIFIC HOUSING-TORREY COMMERCIAL, LLC
WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC
WESTERN PACIFIC HOUSING-TORREY MULTI-FAMILY, LLC
WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC
WESTERN PACIFIC HOUSING-VINEYARD TERRACE, LLC
WESTERN PACIFIC HOUSING-WINDEMERE, LLC
WESTERN PACIFIC HOUSING-WINDFLOWER, L.P.
WPH-CAMINO RUIZ, LLC

By:	Western Pacific Housing Management, Inc.,
its Manager, Member or General Partner

By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

SCHULER HOMES OF ARIZONA LLC
SHA CONSTRUCTION LLC

By:	SRHI LLC, its Member

	By:	SHLR of Nevada, Inc. its Member

		By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

D.R. HORTON-SCHULER HOMES, LLC

By:	Vertical Construction Corporation, its Manager

		By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

SRHI LLC

By:	SHLR of Nevada, Inc., its Member

		By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

SSHI LLC

By:	SHLR of Washington, Inc., its Member

		By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

D.R. HORTON – REGENT, LLC
D.R. HORTON – CROWN, LLC
DRH REGREM XXVIII, LLC
DRH REGREM XXIX, LLC
DRH REGREM XXX, LLC

By:	D.R. Horton, Inc., its Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

Agreed and accepted as of the
date first written above:

CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES LLC
RBS SECURITIES INC.
WELLS FARGO SECURITIES, LLC

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

SCHEDULE A

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$175,000,000
Deutsche Bank Securities Inc.	$81,250,000
J.P. Morgan Securities LLC	$81,250,000
RBS Securities Inc.	$81,250,000
Wells Fargo Securities, LLC	$81,250,000
Total	$500,000,000

EXHIBIT A

Time of Sale Information

Final pricing term sheet in form of Exhibit B

EXHIBIT B

Filed pursuant to Rule 433

Issuer Free Writing Prospectus, dated February 4, 2015

Supplementing the Preliminary Prospectus Supplement, dated February 4, 2015

Registration No. 333-184065

D.R. Horton, Inc.

$500,000,000 4.000% Senior Notes due 2020

Pricing Supplement

The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement.

Issuer	D.R. Horton, Inc.

Title of Securities	4.000% Senior Notes due 2020

Aggregate Principal Amount	$500,000,000

Maturity Date	February 15, 2020

Coupon	4.000%

Public Offering Price	100.000%

Yield to Maturity	4.000%

Interest Payment Dates	February 15 and August 15 of each year, beginning on August 15, 2015

Record Dates	February 1 and August 1 of each year

Optional Redemption	Make-whole call at T+50 bps plus accrued and unpaid interest and additional interest, if any

Change of Control Triggering Event	101% of principal plus accrued and unpaid interest

Underwriting Discount	0.600%

Trade Date	February 4, 2015

Settlement Date	February 9, 2015 (T+3)

CUSIP/ISIN Numbers	CUSIP: 23331A BK4	ISIN: US23331ABK43

Denominations/Multiple	$2,000 / $1,000

Joint Book-Running Managers	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC RBS Securities Inc. Wells Fargo Securities, LLC

The issuer has filed a registration statement (including a prospectus and a related prospectus supplement) with the United States Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents D.R. Horton, Inc. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the prospectus supplement and accompanying prospectus may be obtained by calling Citigroup Global Markets Inc. at 1-800-831-9146 or at the following address: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.